Exhibit 99.1

IASIS Healthcare Announces First Quarter 2010 Results

FRANKLIN, Tenn.--(BUSINESS WIRE)--February 11, 2010--IASIS Healthcare® LLC (“IASIS”) today announced financial and operating results for the fiscal first quarter ended December 31, 2009.

Net revenue for the first quarter totaled $629.0 million, an increase of 12.0%, compared to $561.6 million in the prior year quarter. Adjusted EBITDA for the first quarter totaled $71.7 million, an increase of 7.5%, compared to $66.7 million in the prior year quarter. A table describing adjusted EBITDA and reconciling net earnings from continuing operations to adjusted EBITDA is included in this press release in the attached Supplemental Consolidated Statements of Operations Information. Net earnings from continuing operations for the first quarter totaled $19.3 million, compared to $14.0 million in the prior year quarter.

Admissions and adjusted admissions increased 4.6% and 3.3%, respectively, in the first quarter, compared to the prior year quarter. Net patient revenue per adjusted admission increased 3.7% in the first quarter, compared to the prior year quarter.

In commenting on the first quarter results, David R. White, chairman and chief executive officer of IASIS Healthcare, said, “We are pleased to announce another quarter of solid revenue and EBITDA growth. We believe these results further validate the strength of our integrated approach to operational excellence, strategic growth and financial stewardship.”

A listen-only simulcast and 30-day replay of IASIS’ first quarter conference call will be available by clicking the “For Investors” link on the Company’s Web site at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on February 11, 2010. A copy of this press release will also be available on the Company’s Web site.

IASIS, located in Franklin, Tennessee, is a leading owner and operator of medium-sized acute care hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services targeted to the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. IASIS owns or leases 15 acute care hospital facilities and one behavioral health hospital facility with a total of 2,848 beds in service and has total annual net revenue of approximately $2.4 billion. These hospital facilities are located in six regions: Salt Lake City, Utah; Phoenix, Arizona; Tampa-St. Petersburg, Florida; three cities in Texas, including San Antonio; Las Vegas, Nevada; and West Monroe, Louisiana. IASIS also owns and operates a Medicaid and Medicare managed health plan in Phoenix that serves more than 198,000 members. For more information on IASIS, please visit the Company’s Web site at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. These risk factors and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

IASIS HEALTHCARE LLC
Consolidated Statements of Operations (Unaudited)
(in thousands)

	Quarter Ended December 31,
	2009	2008
Net revenue:
Acute care revenue	$424,660	$398,447
Premium revenue	204,297	163,177
Total net revenue	628,957	561,624

Costs and expenses:
Salaries and benefits	170,482	162,136
Supplies	65,409	59,826
Medical claims	178,567	137,002
Other operating expenses	84,592	79,350
Provision for bad debts	47,949	47,131
Rentals and leases	10,275	9,479
Interest expense, net	16,732	18,978
Depreciation and amortization	23,877	24,996
Management fees	1,250	1,250
Total costs and expenses	599,133	540,148

Earnings from continuing operations before gain on disposal of assets and income taxes	29,824	21,476
Gain on disposal of assets, net	104	1,293

Earnings from continuing operations before income taxes	29,928	22,769
Income tax expense	10,591	8,811

Net earnings from continuing operations	19,337	13,958
Earnings (loss) from discontinued operations, net of income taxes	46	(711)

Net earnings	19,383	13,247
Net earnings attributable to non-controlling interests	(2,028)	(1,597)

Net earnings attributable to IASIS Healthcare LLC	$17,355	$11,650

IASIS HEALTHCARE LLC
Consolidated Balance Sheets (Unaudited)
(in thousands)

	Dec. 31, 2009	Sept. 30, 2009

ASSETS

Current assets:
Cash and cash equivalents	$197,075	$206,528
Accounts receivable, net	234,802	230,198
Inventories	51,553	50,492
Deferred income taxes	37,768	39,038
Prepaid expenses and other current assets	43,907	49,453
Total current assets	565,105	575,709

Property and equipment, net	986,482	997,353
Goodwill	717,920	717,920
Other intangible assets, net	29,250	30,000
Other assets, net	35,611	36,222
Total assets	$2,334,368	$2,357,204

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$66,466	$68,552
Salaries and benefits payable	30,924	42,548
Accrued interest payable	2,105	12,511
Medical claims payable	111,325	113,519
Other accrued expenses and other current liabilities	55,886	65,701
Current portion of long-term debt and capital lease obligations	6,683	8,366
Total current liabilities	273,389	311,197

Long-term debt and capital lease obligations	1,049,703	1,051,471
Deferred income taxes	108,704	106,425
Other long-term liabilities	50,722	54,222

Non-controlling interests with redemption rights	72,527	72,527

Equity:
Member’s equity	768,915	750,932
Non-controlling interests	10,408	10,430
Total equity	779,323	761,362
Total liabilities and equity	$2,334,368	$2,357,204

IASIS HEALTHCARE LLC
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Quarter Ended December 31,
	2009	2008
Cash flows from operating activities:
Net earnings	$19,383	$13,247
Adjustments to reconcile net earnings to net cash provided by operating activities:
Loss (earnings) from discontinued operations	(46)	711
Depreciation and amortization	23,877	24,996
Amortization of loan costs	775	743
Deferred income taxes	2,652	1,050
Income tax benefit from parent company interest	2,224	–
Gain on disposal of assets, net	(104)	(1,293)
Stock compensation costs	121	141
Changes in operating assets and liabilities, net of the effect of dispositions:
Accounts receivable, net	(4,332)	(8,724)
Inventories, prepaid expenses and other current assets	4,486	(1,139)
Accounts payable, other accrued expenses and other accrued liabilities	(39,373)	12,551
Net cash provided by operating activities – continuing operations	9,663	42,283
Net cash provided by (used in) operating activities – discontinued operations	(125)	1,004
Net cash provided by operating activities	9,538	43,287

Cash flows from investing activities:
Purchases of property and equipment, net	(12,282)	(29,452)
Proceeds from sale of assets	31	4,880
Change in other assets, net	659	878
Net cash used in investing activities – continuing operations	(11,592)	(23,694)
Net cash provided by investing activities – discontinued operations	–	7
Net cash used in investing activities	(11,592)	(23,687)

Cash flows from financing activities:
Payment of debt and capital lease obligations	(3,452)	(4,429)
Distributions to non-controlling interests	(3,934)	(1,686)
Costs paid for the repurchase of partnership interests, net	(13)	(1,384)
Net cash used in financing activities	(7,399)	(7,499)

Change in cash and cash equivalents	(9,453)	12,101
Cash and cash equivalents at beginning of period	206,528	80,738
Cash and cash equivalents at end of period	$197,075	$92,839

Supplemental disclosure of cash flow information:
Cash paid for interest	$26,393	$26,888
Cash paid for income taxes, net	$4,000	$–

IASIS HEALTHCARE LLC
Segment Information (Unaudited)
(in thousands)

	For the Quarter Ended December 31, 2009
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$424,660	$–	$–	$424,660
Premium revenue	–	204,297	–	204,297
Revenue between segments	2,676	–	(2,676)	–
Net revenue	427,336	204,297	(2,676)	628,957

Salaries and benefits	165,890	4,592	–	170,482
Supplies	65,362	47	–	65,409
Medical claims	–	181,243	(2,676)	178,567
Other operating expenses	78,325	6,267	–	84,592
Provision for bad debts	47,949	–	–	47,949
Rentals and leases	9,904	371	–	10,275
Adjusted EBITDA (1)	59,906	11,777	–	71,683

Interest expense, net	16,732	–	–	16,732
Depreciation and amortization	22,988	889	–	23,877
Management fees	1,250	–	–	1,250

Earnings from continuing operations before gain on disposal of assets and income taxes	18,936	10,888	–	29,824
Gain on disposal of assets, net	104	–	–	104
Earnings from continuing operations before income taxes	$19,040	$10,888	$–	$29,928

	For the Quarter Ended December 31, 2008
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$398,447	$–	$–	$398,447
Premium revenue	–	163,177	–	163,177
Revenue between segments	1,697	–	(1,697)	–
Net revenue	400,144	163,177	(1,697)	561,624

Salaries and benefits	157,232	4,904	–	162,136
Supplies	59,741	85	–	59,826
Medical claims	–	138,699	(1,697)	137,002
Other operating expenses	73,785	5,565	–	79,350
Provision for bad debts	47,131	–	–	47,131
Rentals and leases	9,101	378	–	9,479
Adjusted EBITDA (1)	53,154	13,546	–	66,700

Interest expense, net	18,978	–	–	18,978
Depreciation and amortization	24,125	871	–	24,996
Management fees	1,250	–	–	1,250

Earnings from continuing operations before gain on disposal of assets and income taxes	8,801	12,675	–	21,476
Gain on disposal of assets, net	1,293	–	–	1,293
Earnings from continuing operations before income taxes	$10,094	$12,675	$–	$22,769

(1) Adjusted EBITDA represents net earnings from continuing operations before interest expense, income tax expense, depreciation and amortization, gain on disposal of assets and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles (“GAAP”), and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

IASIS HEALTHCARE LLC
Consolidated Financial and Operating Data (Unaudited)

	Quarter Ended December 31,
	2009	2008
Consolidated Hospital Facilities
Number of acute care hospital facilities at end of period	15	15
Beds in service at end of period	2,848	2,659
Average length of stay (days)	4.8	4.7
Occupancy rates (average beds in service)	46.0%	46.5%
Admissions	25,253	24,150
Percentage change	4.6%
Adjusted admissions	42,067	40,734
Percentage change	3.3%
Patient days	120,551	113,697
Adjusted patient days	193,223	183,831
Outpatient revenue as a % of gross patient revenue	39.0%	39.2%

IASIS HEALTHCARE LLC
Supplemental Consolidated Statements of Operations Information (Unaudited)
(in thousands)

	Quarter Ended December 31,
	2009	2008
Consolidated Results
Net earnings from continuing operations	$19,337	$13,958
Add:
Interest expense, net	16,732	18,978
Income tax expense	10,591	8,811
Depreciation and amortization	23,877	24,996
Gain on disposal of assets, net	(104)	(1,293)
Management fees	1,250	1,250
Adjusted EBITDA (1)	$71,683	$66,700

(1) Adjusted EBITDA represents net earnings from continuing operations before interest expense, income tax expense, depreciation and amortization, gain on disposal of assets and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

CONTACT:
IASIS Healthcare® LLC
Investor Relations:
W. Carl Whitmer, 615-844-2747
Chief Financial Officer
or
Media Relations:
Michele M. Peden, 615-467-1255
VP, Corporate Communications